UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 20, 2016

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report:N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at YUM! Brands, Inc. (the “Company”) Annual Meeting of Shareholders held on May 20, 2016, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

1.The election of the following directors, who will serve until their respective successors are elected and qualified or until their earlier death or resignation:

Director	For	Against	Abstain	Broker non-votes
Michael J. Cavanagh	299,494,732	821,979	346,981	47,075,056
Brian C. Cornell	299,008,048	876,931	778,713	47,075,056
Greg Creed	299,346,992	974,251	342,449	47,075,056
David W. Dorman	295,355,770	4,964,555	343,367	47,075,056
Mirian M. Graddick-Weir	296,254,261	4,084,447	324,984	47,075,056
Jonathan S. Linen	298,213,997	2,091,333	358,362	47,075,056
Keith Meister	299,414,597	895,275	353,820	47,075,056
Thomas C. Nelson	299,350,118	962,059	351,515	47,075,056
Thomas M. Ryan	294,588,278	5,732,689	342,725	47,075,056
P. Justin Skala	299,172,999	1,139,137	351,556	47,075,056
Elane B. Stock	296,320,479	4,021,774	321,439	47,075,056
Robert D. Walter	296,325,626	3,986,289	351,777	47,075,056

2.The proposal to ratify the appointment of KPMG LLP as the Company's independent auditor for 2016 was approved based upon the following votes:

Votes for approval	344,671,193
Votes against	2,542,976
Abstentions	524,579
There were no broker non-votes for this item.

3.The proposal to approve, by non-binding advisory vote, the executive compensation of the Company's named executive officers was approved based upon the following votes:

Votes for approval	274,416,119
Votes against	24,502,271
Abstentions	1,745,302
Broker non-votes	47,075,056

4.The proposal to approve the Company’s Long Term Incentive Plan as Amended was approved based upon the following votes:

Votes for approval	281,129,017
Votes against	18,084,120
Abstentions	1,450,555
Broker non-votes	47,075,056

5.The shareholder proposal concerning responsible and accurate labeling was not voted on because it was not properly presented at the meeting, as neither the shareholder proponent nor their designee was in attendance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	May 24, 2016	/s/ John P. Daly
Vice President and
Associate General Counsel